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                                                                    EXHIBIT 2.19

To: Bank

                      JAMES HARDIE INTERNATIONAL FINANCE BV
            364 DAY STANDBY LOAN AGREEMENT - FORM OF EXTENSION LETTER

We refer to the Loan Agreement (the "Agreement") dated ___________, as novated and amended on ____________, made between ourselves, James Hardie International Finance BV as borrower, and James Hardie Industries NV as Guarantor, and yourselves as Lender.

We request that the Final Maturity Date in respect of the Agreement be extended to a date 364 days after the current Review Date under the Agreement. The extended Final Maturity Date would be 30 April 2005.

The current Review Date is 30 April 2004. The next Review Date is 30 October
2004.

Signed for and on behalf of JAMES HARDIE INTERNATIONAL FINANCE BV

By /s/ Folkert H Zwinkels (Responsible Officer) Dated ____________________
   ----------------------

Signed for JAMES HARDIE INDUSTRIES NV

By /s/ Folkert H Zwinkels (Responsible Officer) Dated ____________________
   ----------------------

We agree to extend our Final Maturity Date in respect of the Facility to 30 April 2005.

Signed for Lender by:

__________________ (Responsible Officer)             Dated:__________________